UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 27, 2007

The Manitowoc Company, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066
(Address of principal executive offices including zip code)

(920) 684-4410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 27, 2007, The Manitowoc Company, Inc. (the “Company”) named Michael J. Kachmer president of Manitowoc Foodservice Group and a senior vice president of the Company.  Mr. Kachmer, age 48,  will serve in such capacity until the regularly scheduled election of officers set to occur in the meeting of the Board of Directors that occurs immediately prior to or following the Annual Meeting of Shareholders to be held in May of 2007 or until his prior death, resignation or removal.  Previous to Mr. Kachmer’s employment with the Company, Mr. Kachmer served as Chief Operating Officer (2004 to 2006), President and Chief Operating Officer (2003 to 2004), Chief Operating Officer — North America (2003) and Senior VicePresident — Operations and General Manager (2000 to 2003) of Culligan International Company, Northbrook, Illinois.  Culligan International Company, a private company, which is a leading supplier of water treatment products and services, with annual revenue of approximately $800 million.

As with the other officers of the Company, Mr. Kachmer will be an employee at will, but in connection with his appointment the Company has entered into a Contingent Employment Agreement with Mr. Kachmer, dated February 27, 2007.  The form of Contingent Employment Agreement is attached as Exhibit 10.3(b) to the Company’s From 10-K filed for the Company’s fiscal year ended December 31, 2005 and is described in the Company’s 2006 Proxy Statement which is incorporated by reference into the Company’s Form 10-K filed for the year ended December 31, 2005.

Additionally on February 27, 2007, the Company granted Mr. Kachmer options to purchase 25,000 shares of the Company’s common stock and granted him 1,500 shares of restricted stock under the 2003 Incentive Stock and Awards Plan (filed as Exhibit 10.7(c) to the Company’s Form 10-K filed with the SEC for the Company’s fiscal year ended December 31, 2005).  The form of award agreement for the option grants is filed as Exhibits 10.8 and 10.9 to the Company’s Form 10-K filed for the year ended December 31, 2005 and the form of award agreement for the restricted stock grant is filed as Exhibit 10.10 to the Company’s Form 10-K for the year ended December 31, 2005.

Mr. Kachmer’s initial annual base salary will be $320,000.00.  He will also receive reimbursement for temporary living expenses for the first 90 days and a $10,000 cash bonus (grossed up for tax purposes) payable after 90 days of employment.  He will participate in the Company’s Short Term Incentive Award Plan, with a target annual incentive award percentage of 50%.  The terms of the Company’s Short Term Incentive Award Plan are described in the Company’s 2006 Proxy Statement which is incorporated by reference in the Company’s 10-K for the year ended December 31, 2005.  In addition, he will be provided with other benefits customarily provided to executive officers, including reimbursement of relocation expenses pursuant to Company Policy.

On February 27, 2007, the Company issued a press release announcing the appointment of Michael J. Kachmer as president of Manitowoc Foodservice Group and a senior vice president of the Company.  The Company is filing the press release as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Press release dated February 27, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: March 1, 2007	/s/ Thomas G. Musial
Thomas G. Musial
Senior Vice President — Human Resources and Admisistration

THE MANITOWOC COMPANY, INC.

EXHIBIT INDEX

TO

FORM 8-K CURRENT REPORT

Dated as of February 27, 2007

Exhibit No.	Description	Furnished Herewith

99.1	Press Release dated February 27, 2007	X